Ply Gem Reports Third Quarter 2013 Results

Cary, NC (BUSINESS WIRE) November 6, 2013 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”) (NYSE: PGEM), a leading manufacturer of exterior building products in North America, today announced financial results for the third quarter and nine months ended September 28, 2013.

Third Quarter 2013 Highlights

•
Net sales of $407.4 million increased by 33.1% or $101.2 million over the third quarter 2012. Net sales for the Windows and Doors segment grew by 41.8% while the Siding, Fencing and Stone segment increased 26.9%.

•	Operating earnings increased by 27.0% or $7.7 million to $36.2 million compared to the third quarter 2012 after adjusting for $5.3 million of one-time charges.

•	Adjusted EBITDA was $48.3 million compared to $41.6 million for the third quarter of 2012, an increase of 16.2%.

“Ply Gem continued to execute during the third quarter as the new construction market drove further demand for our products while channel inventory levels improved. We experienced strong revenue growth led by our Windows and Doors segment. As a result, we are continuing to add labor resources to scale our operations in order to satisfy customer demand. Importantly, as we complete the implementation of our enterprise lean initiatives, we anticipate experiencing productivity improvements. In addition, demand for our vinyl siding product, which is more closely aligned with the repair and remodeling market, showed improvement as compared to the third quarter of 2012," said Gary E. Robinette, Ply Gem's President and CEO.

Third Quarter 2013 Financial Results
Net sales totaled $407.4 million, up $101.2 million, or 33.1%, compared to $306.2 million for the third quarter of 2012. Excluding the impact of the acquisitions of Gienow and Mitten, net sales increased $30.4 million or 9.9%. The sales improvement reflects the continued housing market recovery along with continued market penetration in both our Siding, Fencing and Stone segment, in which organic sales increased 5.2%, and our Windows and Doors segment, which increased 16.6%.

Gross profit margin was 20.7%, which represented a contraction of 240 basis points from the third quarter of 2012. The decrease in gross profit margin was largely due to less favorable product mix as well as labor ramp-up costs related to volume increases within our Windows and Doors segment.

Selling, general and administrative ("SG&A") expenses as a percentage of sales were 11.7%, down slightly from 12.0% in the third quarter of 2012. Excluding the acquisitions, SG&A expense as percentage of sales was 10.3% which reflects positive leverage on increased sales and lower employee related expenses.

Operating earnings were $30.9 million, an increase of 13.4% or $3.6 million from the third quarter of 2012. Excluding $5.3 million of one-time costs, our operating earnings were $36.2 million.

Adjusted EBITDA totaled $48.3 million, up $6.7 million, or 16.2%, compared to $41.6 million in the third quarter of 2012. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Siding, Fencing and Stone
Siding, Fencing and Stone net sales totaled $228.2 million, up $48.4 million, or 26.9%, compared to $179.9 million in the third quarter of 2012. Excluding the recent acquisition of Mitten, net sales increased $9.4 million or 5.2%. The improvement in our Siding, Fencing and Stone segment sales, which is more closely aligned with residential repair and remodel markets reflects our continued market penetration in the vinyl siding industry as well as an improving repair and remodel market. Gross profit margins were 27.7% for the third quarter 2013, representing a 130 basis point reduction from third quarter 2012 primarily driven by fluctuations in aluminum commodity costs within the quarter, while year-to-date gross margins of 27.0% remain more consistent with the prior year of 27.3%.

Windows and Doors
Windows and Doors net sales totaled $179.2 million, up $52.9 million, or 41.8%, compared to $126.3 million in the third quarter of 2012. Excluding the acquisitions of Gienow and Mitten, sales increased $20.9 million or 16.6%. The improvement in sales in our Windows and Doors segment, which is more closely aligned with residential new construction, reflects the continued improvement in the U.S. housing market. Excluding one-time inventory buyback expense, gross profit margins for the third quarter were 13.0%, representing margin contraction of 160 basis points. The decrease in gross profit margins for the quarter was primarily due to labor ramp-up costs associated with increased sales volume and a sales increase of our value-priced products which typically carry a lower margin.

Recent Developments
On November 1, 2013, Ply Gem successfully completed a refinancing of its Asset Based Lending facility which increased the capacity from $212.5 million to $250.0 million with a $100.0 million accordion feature. The refinancing reduces the grid pricing of the facility by 75 basis points. The new facility will mature in November 2018.

Outlook
“The housing market recovery is still in the early stages, however, I am encouraged by the favorable trends in the market and the significant demand it is creating for our products. Our expectation is that the housing market will continue its recovery into 2014 and 2015, and I remain confident in Ply Gem’s ability to capitalize on the market recovery. We remain focused on executing our strategic initiatives and solidifying our position as a leading building products manufacturer,” Mr. Robinette said.

Webcast
Ply Gem management will host a webcast today, Wednesday, November 6, 2013 at 9:00 a.m. Eastern to discuss third quarter results. To access the webcast, visit www.plygem.com and click on Investor Relations. The webcast link will be available under “Upcoming Events” as well as "Events & Presentations". If internet access is not available, please dial 888-317-6003, participant passcode 3280761. International participants, please dial 412-317-6061, participant passcode 3280761. A replay of the call will be available on our website through December 6th.

About Ply Gem
Ply Gem, listed on the New York Stock Exchange under the symbol PGEM and headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl siding, designer accents, cellular PVC trim and mouldings, fencing and composite railing, aluminum coil and related accessories, stone veneer and gutterware, used in both new construction and home repair and remodeling in the United States and Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Mitten®, Ply Gem® Stone, Kroy®, Cellwood®, Ply Gem® Trim, Georgia-Pacific, Durabuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada, Gienow® and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 6,700 associates across North America. Visit www.plygem.com for more information.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

Forward-Looking Statements
This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, availability of labor force and efficiencies, and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands, except shares and per share data)	September 28, 2013	September 29, 2012

Net sales	$407,426	$306,193
Cost of products sold	323,258	235,500
Gross profit	84,168	70,693
Operating expenses:
Selling, general and administrative expenses	47,597	36,684
Amortization of intangible assets	5,651	6,738
Total operating expenses	53,248	43,422
Operating earnings	30,920	27,271
Foreign currency (loss) gain	(376)	100
Interest expense	(22,045)	(27,543)
Interest income	285	17
Tax receivable agreement liability adjustment	6,669	—
Loss on modification or extinguishment of debt	—	(3,607)
Income (loss) before benefit for income taxes	15,453	(3,762)
Benefit for income taxes	(1,442)	(89)
Net income (loss)	$16,895	$(3,673)
Net income (loss) attributable to common shareholders per share:
Basic	$0.25	$(0.08)
Diluted	$0.25	$(0.08)
Weighted average shares outstanding:
Basic	67,120,389	48,962,494
Diluted	68,244,727	48,962,494

	For the nine months ended
(Amounts in thousands, except shares and per share data)	September 28, 2013	September 29, 2012

Net sales	$1,032,663	$852,658
Cost of products sold	832,389	665,677
Gross profit	200,274	186,981
Operating expenses:
Selling, general and administrative expenses	131,162	107,423
Amortization of intangible assets	14,575	20,199
Initial public offering costs	23,527	—
Total operating expenses	169,264	127,622
Operating earnings	31,010	59,359
Foreign currency (loss) gain	(755)	264
Interest expense	(70,605)	(78,557)
Interest income	359	71
Tax receivable agreement liability adjustment	(1,474)	—
Loss on modification or extinguishment of debt	(18,948)	(3,607)
Loss before provision for income taxes	(60,413)	(22,470)
Provision for income taxes	1,676	1,579
Net loss	$(62,089)	$(24,049)
Basic and diluted net loss attributable to common shareholders per share	$(1.08)	$(0.49)
Basic and diluted weighted average shares outstanding	57,538,917	48,962,494

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 5 has been derived from the December 31, 2012 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of September 28, 2013, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), non-cash loss (gain) on modification or extinguishment of debt, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, environmental remediation, restructuring and integration expenses, acquisition costs, initial public offering costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges and management fees paid under our advisory agreement with an affiliate of the CI Capital Partnership. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	September 28, 2013	September 29, 2012
Net income (loss)	$16,895	$(3,673)
Interest expense, net	21,760	27,526
Benefit for income taxes	(1,442)	(89)
Depreciation and amortization	12,097	13,073
Non cash loss (gain) on foreign currency transactions	376	(100)
Customer inventory buyback	2,503	59
Restructuring/integration expense	1,529	339
Acquisition costs	150	—
Non cash charge of purchase price allocated to inventories	1,132	—
Management fee (terminated in 2013)	—	859
Tax receivable agreement liability adjustment	(6,669)	—
Loss on modification or extinguishment of debt	—	3,607
Adjusted EBITDA	$48,331	$41,601

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the nine months ended
	September 28, 2013	September 29, 2012
Net loss	$(62,089)	$(24,049)
Interest expense, net	70,246	78,486
Provision for income taxes	1,676	1,579
Depreciation and amortization	32,983	39,579
Non cash loss (gain) on foreign currency transactions	755	(264)
Customer inventory buyback	4,675	623
Restructuring/integration expense	5,348	535
Acquisition costs	1,490	—
Non cash charge of purchase price allocated to inventories	2,015	—
Initial public offering costs	23,527	—
Management fee (terminated in 2013)	410	2,063
Tax receivable agreement liability adjustment	1,474	—
Loss on modification or extinguishment of debt	18,948	3,607
Adjusted EBITDA	$101,458	$102,159

3.	Operating segment results for the three and nine months ended September 28, 2013 and September 29, 2012 follows:

	For the three months ended
(Amounts in thousands)	September 28, 2013		September 29, 2012
Net sales
Siding, Fencing and Stone	$228,214	56%	$179,852	59%
Windows and Doors	179,212	44%	126,341	41%
	$407,426	100%	$306,193	100%
Gross profit
Siding, Fencing and Stone	$63,255	16%	$52,277	17%
Windows and Doors	20,913	9%	18,416	6%
	$84,168	21%	$70,693	23%
Operating earnings
Siding, Fencing and Stone	$39,476	17%	$34,403	11%
Windows and Doors	(4,489)	(2)%	(2,370)	(1)%
Unallocated	(4,067)	(2)%	(4,762)	(2)%
	$30,920	8%	$27,271	9%

	For the nine months ended
(Amounts in thousands)	September 28, 2013		September 29, 2012
Net sales
Siding, Fencing and Stone	$565,010	55%	$511,157	60%
Windows and Doors	467,653	45%	341,501	40%
	$1,032,663	100%	$852,658	100%
Gross profit
Siding, Fencing and Stone	$152,471	15%	$139,764	16%
Windows and Doors	47,803	5%	47,217	6%
	$200,274	19%	$186,981	22%
Operating earnings
Siding, Fencing and Stone	$92,998	9%	$88,487	10%
Windows and Doors	(22,549)	(2)%	(15,622)	(2)%
Unallocated	(39,439)	(4)%	(13,506)	(2)%
	$31,010	3%	$59,359	7%

4.	Long-term debt amounts in the selected balance sheets at September 28, 2013 and December 31, 2012 consisted of the following:

	September 28, 2013	December 31, 2012
(Amounts in thousands)

Senior secured asset based revolving credit facility	$14,000	$15,000
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $31,911 and $40,870, respectively	724,089	799,130
9.375% Senior notes due 2017, net of
unamortized discount of $4,895 and $9,746, respectively	91,105	150,254
	$829,194	$964,384

5. The following is a summary of selected balance sheet amounts at September 28, 2013 and December 31, 2012:

	September 28, 2013	December 31, 2012
(Amounts in thousands)

Cash and cash equivalents	$23,116	$27,194
Accounts receivable, less allowances	221,023	115,052
Inventories	139,721	100,292
Prepaid expenses and other current assets	23,230	15,384
Property and equipment, net	111,122	99,105
Intangible assets, net	116,567	94,356
Goodwill	423,172	392,455
Accounts payable	90,861	67,797
Payable to related parties pursuant to tax receivable agreement- non-current	18,264	—
Long-term debt	829,194	964,384
Stockholders' deficit	(37,692)	(314,942)

Investor Contact:
Shawn Poe
Chief Financial Officer
investors@plygem.com
919-677-3901